                                                                   EXHIBIT 4.7

                        COMMON STOCK PURCHASE AGREEMENT

                                    between

                                 PIXTECH, INC.

                                      and

                            THE KAUFMANN FUND, INC.



                          dated as of March 25, 1998

                               TABLE OF CONTENTS
                                                                       Page No.
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1.   Authorization of Sale of the Shares.............................     1
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2.   Delivery of the Shares at the Closing............................    1
     -------------------------------------

3.   Representations, Warranties and Covenants of PixTech.............    1
     ----------------------------------------------------
      3.1.  Organization and Qualification............................    2
            ------------------------------
      3.2.  Authorized Capital Stock..................................    2
            ------------------------
      3.3.  Consents; Due Execution; Delivery and Performance of
            ----------------------------------------------------
            the Agreement.............................................    2
            -------------
      3.4.  Issuance, Sale and Delivery of the Shares.................    2
            -----------------------------------------
      3.5.  Exempt Transaction........................................    2
            ------------------
      3.6.  Compliance with Rule 144..................................    3
            ------------------------
      3.7.  Disclosure................................................    3
            ----------
      3.8.  Additional Information; Eligibility for Use of Form S-3...    3
            -------------------------------------------------------
      3.9.  No Material Changes.......................................    3
            -------------------
     3.10.  Investment Company Act....................................    4
            ----------------------
     3.11.  No Investment Advisor Affiliation.........................    4
            ---------------------------------
     3.12.  Possession of Intellectual Property.......................    4
            -----------------------------------
     3.13.  Possession of Licenses and Permits........................    4
            ----------------------------------
     3.14.  Legal Proceedings.........................................    4
            -----------------
     3.15.  Taxes.....................................................    4
            -----

4.   Representations, Warranties and Covenants of Kaufmann............    5
     -----------------------------------------------------
     4.1.  Investment Considerations..................................    5
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     4.2.  Due Execution, Delivery and Performance of the Agreement...    6
           --------------------------------------------------------

5.   Conditions to the Obligations of the Purchaser...................    6
     ----------------------------------------------
     5.1.  Accuracy of Representations and Warranties.................    6
           ------------------------------------------
     5.2.  Performance................................................    6
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     5.3.  Opinion of Counsel.........................................    6
           ------------------
     5.4.  Certificates and Documents.................................    7
           --------------------------
     5.5.  Sumitomo Consent...........................................    7
           ----------------
     5.6.  Extraordinary Events.......................................    7
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     5.7.  Material Changes...........................................    7
           ----------------
     5.8.  Other Matters..............................................    7
           -------------

6.   Conditions to the Obligations of PixTech.........................    7
     ----------------------------------------
     6.1.  Accuracy of Representations and Warranties.................    7
           --------------------------------------------
     6.2.  Performance................................................    8
           -----------

7.   Survival of Representations, Warranties and Agreements;
     -------------------------------------------------------
     Assignability of Rights..........................................    8
     -----------------------

8.   Registration Rights..............................................    8
     -------------------

     8.1.  Registration of Shares on Form S-3..........................   8
           ----------------------------------
     8.2.  Information by Holder.......................................   9
           ---------------------
     8.3.  Indemnification.............................................   9
           ---------------
     8.4.  Contribution................................................  11
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     8.5.  Non-Exclusivity.............................................  11
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     8.6.  Termination.................................................  12
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     8.7.  Public Availability of Information..........................  12
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     8.8.  Supplying Information.......................................  12
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9.   Miscellaneous....................................................   12
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     9.1.  Notices....................................................   12
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     9.2.  Entire Agreement...........................................   13
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     9.3.  Assignment.................................................   13
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     9.4.  Amendments and Waivers.....................................   13
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     9.5.  Headings...................................................   13
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     9.6.  Severability...............................................   14
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     9.7.  Governing Law..............................................   14
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     9.8.  Counterparts...............................................   14
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     9.9.  Expenses...................................................   14
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     9.10. Publicity..................................................   14
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     9.11. Specific Performance.......................................   14
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Exhibit A  Form of Opinion of Palmer & Dodge LLP
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Exhibit B  Form of Secretary's Certificate
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Exhibit C  Form of Officer's Certificate
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                        COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK PURCHASE AGREEMENT dated as of March 25, 1998 (the "Agreement") is made between PIXTECH, INC., a corporation organized under the laws of the State of Delaware having its principal offices at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset France, ("PixTech"), and The Kaufmann Fund, Inc., a corporation organized under the laws of Maryland having its principal offices at 140 East 45th Street, New York, New York ("Kaufmann").

                                 R E C I T A L

     WHEREAS, PixTech desires to sell to Kaufmann, and Kaufmann desires to purchase from PixTech, shares of PixTech's common stock on the terms described herein.

     NOW THEREFORE, in consideration of the promises and of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1.   Authorization of Sale of the Shares.  Subject to the terms and
          -----------------------------------
conditions of this Agreement, PixTech has authorized the issuance and sale of one million (1,000,000) shares (the "Shares") of the Common Stock, par value $0.01 per share (the "Common Stock"), of PixTech to Kaufmann at a price of four dollars ($4.00) per share. The aggregate purchase price for the Shares (the "Stock Purchase Price")shall be four million dollars ($4,000,000.00).

     2.   Delivery of the Shares at the Closing.  The closing of the purchase
          -------------------------------------
and sale of the Shares (the "Closing") shall occur on March 30, 1998 (the "Closing Date") at 10:00 a.m., eastern standard time at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, or on such other business day thereafter on or prior to March 31, 1998 as may be agreed upon by PixTech and Kaufmann. Subject to the terms and conditions of this Agreement, at the Closing, Kaufmann shall pay to PixTech an amount in cash or by wire transfer equal to the Stock Purchase Price and PixTech shall deliver to Kaufmann or its agent one or more stock certificates (the "Stock Certificates") registered in the name of Kaufmann, or in such nominee name(s) as designated by Kaufmann, representing the aggregate number of Shares. If prior to the Closing, the Stock Certificate(s) has already been provided to Kaufmann, Kaufmann, or its agent, agrees to hold such Stock Certificates in escrow until PixTech has given oral confirmation of receipt of the funds required to be delivered by Kaufmann under this Agreement. If at the Closing, PixTech shall fail to tender the Stock Certificates to Kaufmann as provided above in this Section 2 or any of the conditions specified in Section 5 shall not have been fulfilled to the satisfaction of Kaufmann, Kaufmann, in its sole discretion, may elect to be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

     3.   Representations, Warranties and Covenants of PixTech.  PixTech hereby
          ----------------------------------------------------
represents and covenants with Kaufmann as follows:

          3.1.   Organization and Qualification.  PixTech (a) is a corporation
                 -------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct its business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on PixTech.

          3.2.   Authorized Capital Stock. As of the date hereof, the authorized
                 ------------------------
capital stock of PixTech consists of (a) 30,000,000 shares of common stock, $0.01 par value per share, of which on March 12, 1998, 13,762,732 shares were validly issued and outstanding, fully paid and non-assessable, and (b) 1,000,000 shares of undesignated preferred stock, $0.01 par value per share, none of which are issued and outstanding.

          3.3.   Consents; Due Execution; Delivery and Performance of the
                 --------------------------------------------------------
Agreement.  PixTech's execution, delivery and performance of this Agreement (a)
---------
has been duly authorized by all requisite corporate action by PixTech, (b) will not violate any material law or the Restated Certificate of Incorporation or Restated By-laws of PixTech or any other corporation of which PixTech owns at least 50% of the outstanding voting stock (a "PixTech Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which PixTech or any PixTech Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof, (c) will not require any consent, except as stated in Section 5.5 below, by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of PixTech or any PixTech Subsidiary and (d) will not require any consent, authorization, approval, filing, notice to, or other act, by or in respect of any governmental authority. Upon its execution and delivery, and assuming the valid execution thereof by Kaufmann, the Agreement will constitute a valid and binding obligation of PixTech, enforceable against PixTech in accor dance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.4.   Issuance, Sale and Delivery of the Shares.  When issued and
                 -----------------------------------------
paid for, the Shares to be sold hereunder by PixTech will be validly issued and outstanding, fully paid and non-assessable.

          3.5.   Exempt Transaction.  Subject to the accuracy of Kaufmann's
                 ------------------
represen tations in Section 4.1 of this Agreement, the issuance and sale of the Shares will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto and state securities laws; and neither PixTech nor any affiliate (as defined in Rule 501(b) of Regulation D of the Securities Act) or any agent acting on behalf of PixTech or any such affiliate has directly, or through any agent, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or will be integrated with the sale of the Shares in a manner that would require registration under the Securities Act of the offering of the Shares contemplated by this Agreement.

          3.6.   Compliance with Rule 144.  At the written request of Kaufmann
                 -------------------------
at any time and from time to time, PixTech shall furnish to Kaufmann, within three days after receipt of such request, a written statement confirming PixTech's compliance with the filing requirements of the Securities and Exchange Commission (the "SEC") set forth in Rule 144 of the Securities Act as amended from time to time.

          3.7.   Disclosure.  Neither this Agreement, nor any other items
                 -----------
prepared or supplied to Kaufmann by or on behalf of PixTech with respect to the transactions contemplated hereby contain any untrue statement of a material fact required to be stated therein or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which PixTech has not disclosed to Kaufmann in writing and of which any of its directors or executive officers is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, results of operations, earnings, assets, properties, customer, supplier or employee relations or business prospects (a "Material Adverse Effect") of PixTech or PixTech Subsidiaries taken as a whole.

          3.8.   Additional Information; Eligibility for Use of Form S-3.  All
                 --------------------------------------------------------
reports filed by PixTech with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. PixTech has made all filings with the SEC which it is required to make, and PixTech has not received any request from the SEC to file any amendment or supplement to any such reports. PixTech meets the eligibility requirements set forth in paragraph I of the General Instructions to Form S-3 for the use of such Form for the registration of securities in a transaction involving secondary offerings, as described in such General Instructions.

          3.9.   No Material Changes.  As of the date hereof, there has been no
                 --------------------
material adverse change in the financial condition, or any development involving a prospective material adverse change in the financial condition, results of operations, earnings, assets, operations, properties, customer, supplier or employee relations (a "Material Adverse Change") of

PixTech since the filing date of PixTech's last report with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

          3.10.  Investment Company Act.  PixTech is not an "investment company"
                 ----------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and PixTech will not be required to register as an "investment company" as a result of the transactions contemplated herein.

          3.11.  No Investment Advisor Affiliation.  PixTech is not an
                 ---------------------------------
"investment advisor," "affiliated company" or an "affiliated person" of an "investment advisor" within the meaning of the 1940 Act.

          3.12.  Possession of Intellectual Property.  PixTech owns or
                 -----------------------------------
possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the "Intellectual Property") necessary to carry on the business now operated by PixTech, and PixTech has not received or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of PixTech, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          3.13.  Possession of Licenses and Permits.  PixTech possesses such
                 ----------------------------------
permits, licenses, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; PixTech is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and PixTech has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          3.14.  Legal Proceedings.  There are no legal, governmental,
                 -----------------
administrative or arbitration proceedings pending to which PixTech is a party or to which any of the properties of PixTech are subject or, to the best of PixTech's knowledge, threatened against it, that would, if adversely determined against it, have a Material Adverse Effect on PixTech or on the power of PixTech to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          3.15.  Taxes.  PixTech has filed or caused to be filed all tax returns
                 -----
which, to the knowledge of PixTech, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any property and all other taxes, fees or other charges imposed on it any property by an governmental authority in the jurisdictions in which it operates, except for (a) any taxes and assessments the amount of which is not individually or in the aggregate material to the business or operations of PixTech or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which PixTech has established adequate reserves in accordance with generally accepted accounting principles.

     4.   Representations, Warranties and Covenants of Kaufmann
          -----------------------------------------------------

          4.1.   Investment Considerations.  Kaufmann represents and warrants
                 --------------------------
to, and covenants with, PixTech that:

                 (a) Kaufmann is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to PixTech, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

                 (b) Kaufmann is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

                 (c) Kaufmann understands that the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from PixTech in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Kaufmann represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

                 (d) Kaufmann will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder;

                 (e) Kaufmann qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and is a resident of the state of New York and the state of Maryland; and

                 (f) It is understood that the Stock Certificates shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 without restrictions:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY PIXTECH, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PIXTECH AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          4.2.   Due Execution, Delivery and Performance of the Agreement.
                 ---------------------------------------------------------
Kaufmann further represents and warrants to, and covenants with, PixTech that
(a) Kaufmann is a corporation duly organized, validly existing and in good standing under the laws of the Maryland and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the charter documents of Kaufmann or any other corporation of which Kaufmann owns at least 50% of the outstanding voting stock (a "Kaufmann Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Kaufmann or any Kaufmann Subsidiary is a party or by which Kaufmann, any Kaufmann Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance, of any material nature whatsoever, upon any assets of Kaufmann or any Kaufmann Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by PixTech, this Agreement shall constitute a valid and binding obligation of Kaufmann enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.   Conditions to the Obligations of the Purchaser.
          -----------------------------------------------

     The obligations of Kaufmann under this Agreement are subject to the fulfillment, or the waiver by Kaufmann, of the conditions set forth in this
Section 5 on or before the Closing Date.

          5.1.   Accuracy of Representations and Warranties.  Each
                 ------------------------------------------
representation and warranty of PixTech contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2.   Performance.  PixTech shall have performed and complied with
                 -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by PixTech prior to or at the Closing.

          5.3.   Opinion of Counsel.  Kaufmann shall have received an opinion
                 ------------------
from Palmer & Dodge LLP, counsel to PixTech, dated as of the Closing Date, addressed to Kaufmann, and substantially in the form attached hereto as Exhibit A.
---------

          5.4.   Certificates and Documents.  PixTech shall have delivered to
                 --------------------------
counsel to Kaufmann:


                 (a) a certificate of the Secretary or Assistant Secretary of PixTech dated as of the Closing Date, substantially in the form attached hereto as Exhibit B certifying as to (i) the incumbency of officers of PixTech
   ---------
executing this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of PixTech, as in effect on and as of the Closing Date, (iii) a copy of the resolutions of the Board of Directors of PixTech, and (iv) a copy of the authorization of Sumitomo approving PixTech's execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby; and

                 (b) a certificate substantially in the form attached hereto as Exhibit C, executed by the Chief Financial Officer of PixTech as of the Closing
---------
Date, certifying to the fulfillment of all of the conditions to Kaufmann's obligations under this Agreement, as set forth in this Section 5.

          5.5.   Sumitomo Consent.  PixTech shall have received the written
                 ----------------
consent or waiver by Sumitomo Corporation under the Credit Agreement dated July 21, 1997 between Sumitomo Corporation and PixTech, permitting PixTech to enter into this Agreement, the sale of the Shares to Kaufmann and the transactions contemplated thereby.

          5.6.   Extraordinary Events.  Since the date of this Agreement, there
                 --------------------
shall not have occurred (a) a suspension or material limitation in the trading in securities generally on the Nasdaq National Market System or the establishment of minimum prices on such exchange, (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (c) any outbreak or escalation of hostilities involving the United States or any other national or international calamity or emergency.

          5.7.   Material Changes.  Since the date of this Agreement, there has
                 ----------------
not been any Material Adverse Change in PixTech.


          5.8.   Other Matters.  All corporate and other proceedings in
                 --------------
connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Kaufmann and its counsel, and Kaufmann and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.   Conditions to the Obligations of PixTech.
          ----------------------------------------

          The obligations of PixTech under this Agreement are subject to the fulfillment, or the waiver by PixTech, of the conditions set forth in this
Section 6 on or before the Closing Date.

          6.1.   Accuracy of Representations and Warranties.  Each
                 ------------------------------------------
representation and warranty of Kaufmann contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          6.2.   Performance.  Kaufmann shall have performed and complied with
                 -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by Kaufmann prior to or at the Closing.

     7.   Survival of Representations, Warranties and Agreements; Assignability
          ---------------------------------------------------------------------
of Rights.  Notwithstanding any investigation made by any party to this
---------
Agreement, all covenants, agreements, representations and warranties made by PixTech and Kaufmann herein, except as otherwise provided herein, shall survive the execution of this Agreement, the delivery to Kaufmann of the Shares being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of Pixtech made herein shall bind the Company's successors and assigns and shall insure to the benefit of Kaufmann and Kaufmann's successors and assigns and (ii) the covenants, agreements, representations and warranties of Kaufmann made herein shall bind Kaufmann's successors and assigns and shall insure to the benefit of Pixtech and PixTech's successors and assigns.

     8.   Registration Rights
          -------------------

          8.1.   Registration of Shares on Form S-3.  PixTech covenants and
                 ----------------------------------
agrees that it will:

          (a) promptly following the Closing, prepare and file a registration statement on one or more Forms S-3 covering the resale of the Shares by Kaufmann (or, if PixTech is not then eligible to use such Form, on any other form of registration statement promulgated by the SEC which would cover the resale of the Shares) and use its best efforts to cause such registration statement to become effective in order that Kaufmann may sell its Shares in accordance with the proposed plan of distribution; provided, however, that
                                                   --------  -------
PixTech will furnish to Kaufmann and its counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and PixTech will give reasonable consideration in good faith to any comments of Kaufmann and such counsel regarding such registration statement.

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement(s) and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the resale of the Shares covered by such registration statement(s) until such time as Kaufmann no longer holds any Shares, subject to earlier termination as provided in Section 8.6, and to correct an untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading; provided, however,
                                                             --------  -------
that PixTech will furnish to Kaufmann and its counsel copies of all such amendments and supplements proposed to be filed and the proposed prospectus and any supplements thereto, which documents will be subject to the review of such counsel, and PixTech will give reasonable consideration in good faith to any comments of Kaufmann and such counsel regarding such registration statement.

          (c) furnish Kaufmann such number of copies of such prospectus as it may reasonably request in order to facilitate the resale of the Shares;

          (d) file documents required of PixTech to comply with state securities laws regarding the registration and offering of the Shares in states specified in writing by Kaufmann; provided, however, that PixTech shall not be
                                  --------  -------
required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented; and

          (e) do any and all other reasonable acts and things which may be reasonably necessary or advisable to enable Kaufmann to consummate the sale of the Shares as contemplated in this Section 8.1;

          (f) bear all expenses in connection with the procedures set forth in paragraphs (a) through (e) of this Section 8.1 and the registration of the Shares covered by the registration statement, other than fees and expenses, if any, of counsel or other advisors to Kaufmann.

          8.2.   Information by Holder.  Kaufmann shall promptly furnish to
                 ---------------------
PixTech such information regarding Kaufmann and the distribution proposed by Kaufmann as PixTech may request in writing and as shall be required from time to time in connection with any registration, qualification or compliance referred to in this Section 8.

          8.3.   Indemnification.  For the purpose of this Section 8.3,
                 ----------------

                 (a) the term "Selling Stockholder" shall mean Kaufmann and any officer, director, employee, agent, affiliate or person deemed to be in control of Kaufmann within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

                 (b) the term "Registration Statement" shall mean any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Sections 8.1; and

                 (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     PixTech agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement on the effective date thereof, or arise out of any failure by PixTech to fulfill any undertaking included in the Registration Statement and PixTech will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that PixTech shall not be liable in any such case to
       --------  -------
the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to PixTech by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Kaufmann prior to the pertinent sale or sales by Kaufmann. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Stockholder and shall survive the transfer of such securities by the seller.

     Kaufmann agrees to indemnify and hold harmless PixTech (and each person, if any, who controls PixTech within the meaning of Section 15 of the Securities Act, each officer of PixTech who signs the Registration Statement and each director of PixTech) and each underwriter (if any) from and against any losses, claims, damages or liabilities to which PixTech (or any such officer, director or controlling person) or each underwriter (if any) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of Kaufmann specifically for use in preparation of the Registration Statement, and Kaufmann will reimburse PixTech (or such officer, director or controlling person, as the case may be) or each underwriter (if any), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that (i) no Selling Stockholder shall be liable for any
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untrue statement that is corrected by any Selling Stockholder in writing to PixTech or its agents prior to the sale of the Shares, whether or not such correction was made in any amendment or supplement to any Registration Statement by PixTech; and (ii) in no event shall the liability of any Selling Stockholder exceed the amount of the proceeds of the sale of the Shares received by such Selling Stockholder giving rise to such indemnification obligation.

     Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person; provided that the failure of any indemnified person to give
                    --------
notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; provided, however,
                                                             --------  -------
that the indemnifying person shall not agree to a settlement of any such action without the consent of the indemnified person, which consent shall not be unreasonably withheld. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a
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conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that PixTech shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with PixTech or among themselves.

          8.4. Contribution.  If the indemnification provided for in this
               ------------
Section 8 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section
8.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          8.5.   Non-Exclusivity.  The obligations of the parties under this
                 ---------------
Section 8 shall be in addition to any liability which any party may otherwise have to any other party.

          8.6.   Termination.  Kaufmann's rights under Section 8.1 hereunder
                 ------------
shall terminate as to any Shares upon the earlier of (i) the time that such Shares may be sold pursuant to Rule 144 of the Securities Act or (ii) at such time as no such Shares are held by Kaufmann.

          8.7.   Public Availability of Information.   PixTech shall comply with
                 ----------------------------------
all public information reporting requirements of the Commission, to the extent required from time to time to enable Kaufmann to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

          8.8.   Supplying Information.  PixTech shall cooperate with Kaufmann
                 ---------------------
in supplying such information as may be necessary for Kaufmann to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Shares.

     9.   Miscellaneous.
          -------------

          9.1.   Notices.  Any consent, notice or report required or permitted
                 -------
to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to PixTech:     PixTech, Inc.
                        Avenue Olivier Perroy
                        Zone Industrielle de Rousset
                        13790 Rousset France
                        Attention: Chief Executive Officer

                        Telephone:  011 334 4229 1000
                        Telecopy:   011 334 4229 0509

     with a copy to:    Palmer & Dodge LLP
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention:  Michael Lytton, Esq.

                        Telephone:  (617) 573-0100
                        Telecopy:  (617) 227-4420

     If to Kaufmann:    The Kaufmann Fund, Inc.
                        140 East 45th Street
                        43rd Floor
                        New York, New York 10017
                        Attention: Jonathan Art

                        Telephone:  (212) 922-0123
                        Telecopy:   (212) 661-2266

     with a copy to:    Gary S. Schpero, Esq.
                        Simpson, Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York 10017

                        Telephone: (212) 455-2000
                        Telecopy:  (212) 455-2502

          9.2.   Entire Agreement.  This Agreement contains the entire
                 -----------------
understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

          9.3.   Assignment.  Neither this Agreement nor any of the rights and
                 -----------
obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either PixTech or Kaufmann may, without such consent, assign its rights and obligations under this Agreement (i) to any entity, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

          9.4.   Amendments and Waivers.  This Agreement may not be modified or
                 -----------------------
amended except pursuant to an instrument in writing signed by PixTech and Kaufmann. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          9.5.   Headings.  The headings of the various sections of this
                 ---------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          9.6.   Severability.  In case any provision contained in this
                 -------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          9.7.   Governing Law.  This Agreement shall be governed by and
                 --------------
construed in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          9.8.   Counterparts.  This Agreement may be executed in two or more
                 -------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          9.9.   Expenses.  Except as otherwise specifically provided herein,
                 ---------
each party shall bear its own expenses in connection with this Agreement.

          9.10.  Publicity.  The parties to this Agreement agree that shortly
                 ----------
after the Closing Date, PixTech will issue a press release to disclose the transaction contemplated by this agreement, provided, however, that any such
                                            --------  -------
press release does not cause the offering contemplated by this Agreement to violate Section 5 of the Securities Act, including but not limited to Rule 135c of the Securities Act. However, neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, which may not be unreasonably withheld, except as may be required by applicable law or regulation.

          9.11.  Specific Performance.  Each party hereto acknowledges and
                 --------------------
agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


PIXTECH, INC.



By:     /s/ Yves Morel
        -------------------------------------------
        Yves Morel
        Chief Financial Officer


THE KAUFMANN FUND, INC.



By:     /s/ Laurence Auriana
        ------------------------------------------
Title:  Chairman
        ------------------------------------------